Exhibit 99.1

Contacts:
Investors:	Media:
Risa Fisher	Jennifer Meyer
rfisher@webmd.net	jmeyer@webmd.net
201-414-2002	212-624-3912

WEBMD ANNOUNCES 2005 FINANCIAL GUIDANCE

Elmwood Park, NJ (January 27, 2005) – WebMD Corporation (NASDAQ: HLTH) announced today that it expects consolidated revenue for 2005 to be between $1.220 billion and $1.260 billion. Income before taxes, non-cash and other items for 2005 is expected to be between $155 million and $173 million, or $0.46 to $0.52 per share. Net income for 2005 is expected to be between $51 million and $61 million, or $0.15 to $0.18 per share.

The Company will hold a conference call today at 4:45 pm eastern to discuss this guidance. The call can be accessed at www.webmd.com (in the About WebMD section). A replay of the audio webcast will be available at the same web address. In addition, a summary of this guidance is being furnished to the SEC today as Exhibit 99.2 to a Form 8-K, which also describes certain background assumptions reflected in the guidance.

WebMD also announced today that Andrew Corbin, who is and will continue to be the Chief Financial Officer of WebMD Corporation, has been named interim President of WebMD Practice Services, the Company’s physician administrative, financial and clinical software services business. Mr. Corbin replaces Tom Stampiglia who has served as President of WebMD Practice Services since April 2003. A search for a permanent replacement is underway.

Kevin Cameron, CEO of WebMD Corporation, said, “I am enthusiastic about the year ahead of us and the expanded offerings we are delivering to an increasingly diverse customer base of healthcare payers, providers and consumers. I look forward to accelerating progress on our key initiatives and delivering value for customers and shareholders.”

ABOUT WEBMD

WebMD Corporation provides services that help physicians, consumers, providers and health plans navigate the complexity of the healthcare system. Our products and services streamline administrative and clinical processes, promote efficiency and reduce costs by facilitating information exchange, communication and electronic transactions between healthcare participants.

WebMD Health is a leading provider of online information, educational services and communities for physicians and consumers. WebMD Practice Services is a leading provider of administrative, financial and clinical software and related services to the nation’s medical practices. WebMD Business Services is a leader in payer and healthcare provider transaction processing and reimbursement cycle management services.

Porex is a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications.

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All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: WebMD’s guidance on future financial results and other projections or measures of future performance; and the amount and timing of the benefits expected from strategic initiatives and acquisitions or from deployment of new or updated technologies, products, services or applications and other potential sources of additional revenue. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD’s products and services; operational difficulties relating to combining acquired companies and businesses; WebMD’s ability to form and maintain mutually beneficial relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including matters relating to the manner and timing of implementation of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and the healthcare industry’s responses; and the ability of WebMD to attract and retain qualified personnel. Further information about these matters can be found in WebMD’s Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.

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This press release includes forward-looking financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as non-GAAP forward-looking financial measures. The non-GAAP financial measures include: WebMD’s income before taxes, non-cash and other items; and related per share amounts. WebMD believes that the above non-GAAP measures, and changes in those measures, are meaningful indicators of WebMD’s performance and provide additional information that WebMD management finds useful in evaluating such performance and in planning for future periods. Accordingly, WebMD believes that such additional information may be useful to investors. The non-GAAP financial measures should be viewed as supplemental to, and not as an alternative for, the GAAP financial measures. WebMD is filing a Current Report on Form 8-K today containing this press release. Exhibit 99.2 to that Current Report includes a reconciliation of the forward-looking non-GAAP financial information to forward-looking GAAP financial information.